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                                                                    EXHIBIT 23.2


                          Independent Auditors' Consent

The Board of Directors
Travelers Property Casualty Corp.:


We consent to the use of our reports dated January 23, 2003, with respect to the consolidated balance sheets of Travelers Property Casualty Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income (loss), changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which appear in the December 31, 2002 Annual Report on Form 10-K, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.



Our reports refer to changes in the methods of accounting for goodwill and other intangible assets in 2002 and accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.



/s/ KPMG LLP


Hartford, Connecticut
February 13, 2004